Exhibit 10.6

CREDIT AGREEMENT

between

WR ACQUISITION, INC.

and

NATIONAL CITY BANK

July 28, 2000

$850,000 Term Loan A

$480,000 Term Loan B

$1,500,000 Revolving Commitment

1A.	CROSS-REFERENCE	1
1B.	SUMMARY	1
2A.	TERM LOAN A	1
	2A.01 TERM NOTE A	1
	2A.02 AMORTIZATION OF TERM LOAN A	1
	2A.03 INTEREST ON TERM LOAN A	1
	2A.04 PREPAYMENTS OF TERM LOAN A	2
	2A.05 LOAN FEE	2
	2A.06 MANDATORY PREPAYMENTS	2
2B.	TERM LOAN B	2
	2B.01 TERM NOTE B	2
	2B.02 AMORTIZATION OF TERM LOAN B	3
	2B.03 INTEREST ON TERM LOAN B	3
	2B.04 PREPAYMENTS OF TERM LOAN B	3
	2B.05 LOAN FEE	3
2C.	REVOLVING COMMITMENT	4
	2C.01 AMOUNT	4
	2C.02 TERM	4
	2C.03 OPTIONAL REDUCTIONS	4
	2C.04 COMMITMENT FEE	4
	2C.05 ANNUAL LOAN FEE	4
	2C.06 EXTENSION OF REVOLVING COMMITMENT	4
	2C.07 BORROWING BASE	5
	2C.08 BORROWING BASE MAINTENANCE	5
2D.	REVOLVING LOANS	5
	2D.01 REVOLVING NOTE	5
	2D.02 CREDIT REQUESTS	6
	2D.03 CONDITION: NO DEFAULT	6
	2D.04 CONDITION: PURPOSE	6
	2D.05 AMOUNT	6
	2D.06 MATURITIES	6
	2D.07 INTEREST: REVOLVING LOANS	6
	2D.08 DISBURSEMENT	7
	2D.09 PREPAYMENTS	7
3A.	INFORMATION	7
	3A.01 FINANCIAL STATEMENTS	7
	3A.02 NOTICE	9
3B.	GENERAL FINANCIAL STANDARDS	9
	3B.01 LEVERAGE	9
	3B.02 PRETAX DEBT SERVICE COVERAGE	9
	3B.03 DEBT TO EBITDA RATIO	10
3C.	AFFIRMATIVE COVENANTS	10
	3C.01 TAXES	10
	3C.02 FINANCIAL RECORDS	11
	3C.03 VISITATION	11
	3C.04 INSURANCE	11
	3C.05 CORPORATE EXISTENCE	11
	3C.06 COMPLIANCE WITH LAW	11
	3C.07 PROPERTIES	12
3D.	NEGATIVE COVENANTS	12

	3D.01 EQUITY TRANSACTIONS	12
	3D.02 CREDIT EXTENSIONS	13
	3D.03 BORROWINGS	13
	3D.04 LIENS, LEASES	14
	3D.05 FIXED ASSETS	15
	3D.06 DIVIDENDS	15
	3D.07 SUBORDINATED NOTES	15
4A.	CLOSING	15
	4A.01 SUBJECT NOTES	15
	4A.02 RESOLUTIONS/INCUMBENCY	15
	4A.03 LEGAL OPINION	15
	4A.04 INTENTIONALLY LEFT BLANK	16 16
	4A.05 SECURITY AGREEMENTS
	4A.06 MORTGAGES AND RELATED REAL ESTATE DOCUMENTS	16
	4A.07 DOCUMENTATION FEE	16
	4A.08 ACQUISITION	16 16
	4A.09 LIEN WAIVERS
	4A.10 OTHER DOCUMENTS	16
4B.	WARRANTIES	17
	4B.01 EXISTENCE	17
	4B.02 GOVERNMENTAL RESTRICTIONS	17
	4B.03 CORPORATE AUTHORITY	17
	4B.04 LITIGATION	18
	4B.05 TAXES	18
	4B.06 TITLE	18
	4B.07 LAWFUL OPERATIONS	18
	4B.08 INSURANCE	18
	4B.09 DEFAULTS	18
5A.	EVENTS OF DEFAULT	18
	5A.01 PAYMENTS	18
	5A.02 WARRANTIES	19
	5A.03 COVENANTS WITHOUT GRACE	19
	5A.04 COVENANTS WITH GRACE	19
	5A.05 CROSS-DEFAULT	19
	5A.06 BORROWER’S SOLVENCY	19
5B.	EFFECTS OF DEFAULT	20
	5B.01 OPTIONAL DEFAULTS	20
	5B.02 AUTOMATIC DEFAULTS	20
	5B.03 OFFSETS	20
6A.	INDEMNITY: STAMP TAXES	20
6B.	INDEMNITY: FUNDING COSTS	20
6C.	CREDIT REQUESTS	21
6D.	INDEMNITY: UNFRIENDLY TAKEOVERS	21
6E.	INDEMNITY: CAPITAL REQUIREMENTS	21
6F.	INDEMNITY: COLLECTION COSTS	21
6G.	CERTIFICATE FOR INDEMNIFICATION	21
7.	BANK’S PURPOSE	22
8.	INTERPRETATION	22
	8.01 WAIVERS	22

2

	8.02 CUMULATIVE PROVISIONS	22
	8.03 BINDING EFFECT	22
	8.04 SURVIVAL OF PROVISIONS	22
	8.05 IMMEDIATE U.S. FUNDS	22
	8.06 CAPTIONS	22
	8.07 SUBSECTIONS	22
	8.08 ILLEGALITY	23
	8.09 OHIO LAW	23
	8.10 INTEREST/FEE COMPUTATIONS	23
	8.11 NOTICE	23
	8.12 ACCOUNTING TERMS	23
	8.13 ENTIRE AGREEMENT	23
	8.14 WAIVER OF JURY TRIAL	23
	8.15 LATE CHARGE; APPLICATION OF PAYMENTS	23
	8.16 SHARING OF INFORMATION	24
9.	DEFINITIONS	24
	Account Officer	24
	Accumulated Funding Deficiency	24
	Affiliate	24
	Agreement	24
	Asset Purchase Agreement	24
	Bank	24
	Banking Day	24
	Borrower	24
	Borrowing Base	24
	Borrowing Base Report	24
	Compensation	25
	Credit Request	25
	Current Assets	25
	Current Liabilities	25
	Current Portion of Long Term Debt	25
	Debt	25
	Default Under ERISA	25
	Default Under This Agreement	25
	Distribution	25
	Eligible Inventory	25
	Eligible Receivable	26
	Environmental Law	27
	ERISA	27
	ERISA Regulator	27
	Export-Import Bank	27
	Event of Default	27
	Expiration Date	27
	Federal Funds Rate	27
	Foreign Eligible Receivable	27
	Funded Indebtedness	28
	GAAP	28
	Guarantor	28
	Insider	28

3

Insolvency Action	28
Inventory	29
Material	29
Maturity	29
Most Recent 4A. 04 Financial Statements	29
Net Income	29
Net Worth	29
Pension Plan	29
Prime Rate	29
Receivable	29
Reference Rate	29
Related Writing	30
Reportable Event	30
Revolving Commitment	30
Revolving Loan	30
Revolving Note	30
Subject Indebtedness	30
Subject Loan	30
Subject Note	30
Subordinated	30
Subsidiary	30
Supplemental Schedule	30
Target	30
Term Loan A	30
Term Loan B	30
Term Note A	31
Term Note B	31
Total Liabilities	31
plurals	31
Signatures and Address	31

EXHIBIT A:	Supplemental Schedule (4B.)
EXHIBIT B:	Term Note A (2A; 4A.01)
EXHIBIT C:	Term Note B (2B; 4A.01)
EXHIBIT D:	Revolving Note (2D.01; 4A.01)
EXHIBIT E:	Extension Agreement (2C.06)

4

CREDIT AGREEMENT

Agreement (this Agreement) made as of July 28, 2000 by and between WR ACQUISITION, INC. (Borrower) and NATIONAL CITY BANK (Bank):

1A CROSS-REFERENCE — Certain terms are defined in section 9.

1B. SUMMARY — This Agreement

(a) provides that concurrently with the execution and delivery of this Agreement Bank shall grant Borrower Term Loan A described in section 2A and Term Loan B described in section 2B,

(b) sets forth the terms and conditions upon which Borrower may, so long as the Revolving Commitment remains in effect, obtain the Revolving Loans described in sections 2C and 2D, PROVIDED that the aggregate unpaid principal balance of the Revolving Loans at any one time outstanding shall never exceed the amount of the Revolving Commitment then in effect, and

(c) sets forth the covenants and warranties made by the parties to induce each other to enter into this Agreement and other Material provisions.

2A. TERM LOAN A — Concurrently with the execution and delivery of this Agreement Bank shall lend Borrower Eight Hundred Fifty Thousand and 00/100ths Dollars ($850,000) (“Term Loan A”) and disburse the proceeds to the credit of Borrower’s general checking account with Bank in the absence of written instructions from Borrower to the contrary.

2A.01 TERM NOTE A — Concurrently with the execution and delivery of this Agreement Borrower shall evidence Term Loan A by executing and delivering to Bank Borrower’s note being in the form and substance of Exhibit B to this Agreement.

2A.02 AMORTIZATION OF TERM LOAN A — The principal of Term Loan A shall be payable in twenty-four (24) consecutive monthly installments of principal commencing                    , 2000, all but the last installment to be in the principal sum of Twenty-Three Thousand Six Hundred Eleven and 11/100ths Dollars ($23,611.11) each and the last to be in the amount of the remaining outstanding principal of Term Loan A.

2A.03 INTEREST ON TERM LOAN A — The principal of and overdue interest on Term Loan A shall bear interest (subject to the provisions of subsection 8.10 and those in Exhibit B) at a fluctuating rate (the Fluctuating Rate) equal to the Reference Rate from time to time in effect plus two percent (2.00%), with each change in the Reference Rate immediately and automatically changing the Fluctuating Rate if and to the extent it is thereafter applicable to Term Loan A,

EXCEPT that after Maturity (whether occurring by lapse of time or by acceleration) the principal of and overdue interest on Term Loan A shall bear interest at a fluctuating rate per annum equal to the Reference Rate from time to time in effect plus four percent (4%) per annum, with each change in the Reference Rate immediately and automatically changing the aforesaid fluctuating rate. Interest on Term Loan A shall be payable in arrears on the first day of each month commencing                      1, 2000, and at Maturity.

2A.04 PREPAYMENTS OF TERM LOAN A — Borrower shall have the right at all times to prepay Term Loan A in whole or in part, subject to the following:

(a) Borrower shall give Bank an appropriate notice not later than 12:00 noon on the Banking Day next preceding any such prepayment, which notice, if not originally given in writing, shall be promptly confirmed in writing.

(b) Each prepayment of Term Loan A shall aggregate Ten Thousand Dollars ($10,000) or any greater amount that is a multiple of Ten Thousand Dollars ($10,000) or an amount equal to the aggregate unpaid principal balance of Term Loan A and shall be applied to the principal installments in the inverse order of their respective maturities.

(c) Each prepayment of Term Loan A may be made without penalty or premium.

(d) Concurrently with each prepayment Borrower shall prepay the unpaid interest accrued on the principal being prepaid.

2A.05 LOAN FEE — Borrower agrees to pay Bank, upon the execution of this Agreement, a loan fee for Term Loan A in the amount of Eight Thousand Five Hundred Dollars ($8,500).

2A.06 MANDATORY PREPAYMENTS — Whenever Borrower’s Net Income for the previous three (3) months plus depreciation expense for the previous three (3) months plus amortization expense for the previous three (3) months minus all principal payments on Debt for the previous three (3) months shall be in excess of One Thousand Dollars ($1,000) (as measured on a quarterly basis beginning December 31, 2000), Borrower shall make a principal payment in an amount equal to seventy-five percent (75%) of the excess, which principal payment shall be applied to the principal installments of Term Loan A in the inverse order of their respective due dates. Concurrently therewith Borrower shall prepay the unpaid interest accrued on the principal being prepaid.

2B. TERM LOAN B — Concurrently with the execution and delivery of this Agreement Bank shall lend Borrower Four Hundred Eighty Thousand and 00/100ths Dollars ($480,000) (“Term Loan B”) and disburse the proceeds to the credit of Borrower’s general checking account with Bank in the absence of written instructions from Borrower to the contrary.

2B. 01 TERM NOTE B — Concurrently with the execution and delivery of this Agreement Borrower shall evidence Term Loan B by executing and delivering to Bank Borrower’s note in the form and substance of Exhibit C to this Agreement.

2B.02 AMORTIZATION OF TERM LOAN B — The principal of Term Loan B shall be payable in sixty (60) consecutive monthly installments of principal commencing                             , 2000, in the amounts listed as follows:

Payments 1 - 12	$1,200
Payments 13 - 24	$1,300
Payments 25 - 36	$1,500
Payments 37 - 48	$1,600
Payments 49 - 59	$1,800

and the last to be in the amount of the remaining outstanding principal of Term Loan B.

2B.03 INTEREST ON TERM LOAN B — The principal of and overdue interest on Term Loan B shall bear interest (subject to the provisions of subsection 8.10 and those in Exhibit C) at a fluctuating rate (the Fluctuating Rate) equal to the Reference Rate from time to time in effect plus one percent (1.00%), with each change in the Reference Rate immediately and automatically changing the Fluctuating Rate if and to the extent it is thereafter applicable to Term Loan B,

EXCEPT that after Maturity (whether occurring by lapse of time or by acceleration) the principal of and overdue interest on Term Loan B shall bear interest at a fluctuating rate per annum equal to the Reference Rate from time to time in effect plus three percent (3%) per annum, with each change in the Reference Rate immediately and automatically changing the aforesaid fluctuating rate. Interest on Term Loan B shall be payable in arrears on the first day of each month commencing                      1, 2000, and at Maturity.

2B.04 PREPAYMENTS OF TERM LOAN B — Borrower shall have the right at all times to prepay Term Loan B in whole or in part, subject to the following:

(a) Borrower shall give Bank an appropriate notice not later than 12:00 noon on the Banking Day next preceding any such prepayment, which notice, if not originally given in writing, shall be promptly confirmed in writing.

(b) Each prepayment of Term Loan A shall aggregate Ten Thousand Dollars ($10,000) or any greater amount that is a multiple of Ten Thousand Dollars ($10,000) or an amount equal to the aggregate unpaid principal balance of Term Loan A and shall be applied to the principal installments in the inverse order of their respective maturities.

(c) Each prepayment of Term Loan B may be made without penalty or premium,

(d) Concurrently with each prepayment Borrower shall prepay the unpaid interest accrued on the principal being prepaid.

2B.05 LOAN FEE — Borrower agrees to pay Bank, upon the execution of this Agreement, a loan fee for Term Loan B in the amount of Four Thousand Eight Hundred Dollars ($4,800).

2C. REVOLVING COMMITMENT — The basic terms of the Revolving Commitment and the compensation therefor are as follows:

2C.01 AMOUNT — The amount of the Revolving Commitment is One Million Five Hundred Thousand Dollars ($1,500,000), but that amount may be reduced from time to time pursuant to subsection 2C.03 and the Revolving Commitment may be terminated pursuant to section 5B.

2C.02 TERM — The Revolving Commitment shall become effective as of the date of this Agreement and shall remain in effect on a revolving basis until                                 , 2003 (the “Expiration Date”) EXCEPT that a later Expiration Date may be established from time to time pursuant to subsection 2C.06 and EXCEPT that the Revolving Commitment shall end in any event upon any earlier reduction thereof to zero pursuant to subsection 2C.03 or any earlier termination pursuant to section 5B.

2C.03 OPTIONAL REDUCTIONS — Borrower shall have the right, at all times and without the payment of any premium, to permanently reduce the amount of the Revolving Commitment by giving Bank one Banking Day’s prior written notice of the amount of each such reduction and the effective date thereof subject, however, to the following:

(a) Concurrently with each reduction Borrower shall prepay such part, if any, of the principal of the Revolving Loans then outstanding as may be in excess of the amount of the Revolving Commitment as so reduced. Subsection 2D.09 and section 6B shall apply to each such prepayment.

2C.04 COMMITMENT FEE — Borrower agrees to pay Bank a commitment fee

(a) based on the average daily difference between the amount of the Revolving Commitment from time to time in effect and the aggregate unpaid principal balance of the Revolving Loans then outstanding,

(b) computed at the rate of one-quarter of one percent (1/4%) per annum so long as the Revolving Commitment remains in effect and

(c) payable in arrears on                                 , 2000 and quarter-annually thereafter and at the end of the Revolving Commitment.

2C.05 ANNUAL LOAN FEE — Borrower agrees to pay Bank, annually in advance commencing the date of this Agreement, a loan fee of Five Thousand Dollars ($5,000).

2C.06 EXTENSION OF REVOLVING COMMITMENT — Whenever Borrower furnishes its audited financial statements to Bank pursuant to clause (b) of subsection 3A.01, commencing with the year ending December 31, 2000, Borrower may request that the Revolving Commitment be extended one year to the                              next following the Expiration Date then in effect. Bank agrees to give consideration to each such request; but in no event shall Bank be committed to extend the Revolving Commitment, nor shall Bank’s Revolving Commitment be so extended, unless and until both Borrower and Bank shall have executed and delivered an extension agreement substantially the form of Exhibit E with the blanks appropriately filled.

2C.07 BORROWING BASE — The Borrowing Base at any given time shall be the aggregate of

(a) an amount equal to eighty percent (80%) of the net book value (after deducting any discount or other incentive for early payment but without deducting any valuation reserve) of the Eligible Receivables, plus

(b) an amount equal to ninety percent (90%) of the net book value (after deducting any discount or other incentive for early payment but without deducting any valuation reserve) of the Foreign Eligible Receivables, plus

(c) an amount equal to the lesser of either

(1) fifty percent (50%) of the Eligible Inventory or

(2) Five Hundred Thousand Dollars ($500,000),

all as reasonably determined by Bank either on the basis of the then most recent Borrowing Base Report furnished by Borrower to Bank pursuant to subsection 3A.01 or on the basis of the then most recent field audit (if any) made or other information received by Bank. Prior to December 31, 2000, however, there shall be no $500,000 inventory cap.

2C.08 BORROWING BASE MAINTENANCE — Whenever Borrower shall furnish to Bank a Borrowing Base Report showing that the sum of the aggregate unpaid principal balance of the Revolving Loans then outstanding exceeds the amount of Borrower’s Borrowing Base as shown in that report, Borrower shall make a payment to Bank in an amount equal to that excess for application to the principal of the Revolving Loans.

2D.REVOLVING LOANS — Bank agrees that so long as the Revolving Commitment remains in effect Bank will, subject to the conditions of this Agreement, grant Borrower such Revolving Loans as Borrower may from time to time request.

2D.01 REVOLVING NOTE — The Revolving Loans shall be evidenced at all times by a Revolving Note executed and delivered by Borrower, payable to the order of Bank in a principal amount equal to the dollar amount of the Revolving Commitment as in effect at the execution and delivery of the Revolving Note and being in the form and substance of Exhibit D with the blanks appropriately filled.

(a) Whenever Borrower obtains a Revolving Loan, Bank shall endorse an appropriate entry on the Revolving Note or make an appropriate entry in a loan account in Bank’s books and records. Each entry shall be prima facie evidence of the data entered; but such entries shall not be a condition to Borrower’s obligation to pay.

(b) No holder of any Revolving Note shall transfer a Revolving Note, or seek a judgment or file a proof of claim based on a Revolving Note, without in each case first endorsing the Revolving Note to reflect the true amount owing thereon.

2D.02 CREDIT REQUESTS — Whenever Borrower desires to borrow pursuant to this Agreement, Borrower shall give Bank an appropriate notice (a Credit Request) with such information as Bank may reasonably request. The Credit Request shall be irrevocable and shall (EXCEPT in the case of any obtained at the execution and delivery of this Agreement) be given to Bank not later than 12:00 noon Cleveland time on the Banking Day the proceeds of any requested Revolving Loan are to be disbursed to Borrower. Each request by Borrower for a Revolving Loan shall be made either in writing or by telephone, PROVIDED that any telephone request shall be promptly confirmed in writing and Borrower shall assume the risk of misunderstanding.

2D.03 CONDITION: NO DEFAULT — Borrower shall not be entitled to obtain any Revolving Loan if

(a) any Default Under This Agreement shall then exist or would thereupon begin to exist or

(b) any representation or warranty made in subsections 4B.01 through 4B.08 (both inclusive) shall have ceased to be true and complete in any Material respect except for such changes, if any, as shall have been fully disclosed in the applicable Credit Request and as may be waived by Bank in the reasonable exercise of its discretion, or

(c) there shall have occurred any Material adverse change in Borrower’s financial condition, properties or business since the date of Borrower’s Most Recent 4A.04 Financial Statements.

Each Credit Request, both when made and when honored, shall of itself constitute a continuing representation and warranty by Borrower that Borrower is entitled to obtain, and Bank is obligated to make, the requested Revolving Loan.

2D.04 CONDITION: PURPOSE — Borrower shall not use the proceeds of any Revolving Loan for the purpose of financing the acquisition of any corporation or other business entity if the acquisition is publicly opposed by the latter’s management and if Bank deems that its participation in the financing would involve it in a conflict of interest.

2D.05 AMOUNT — No Revolving Loan shall be made if, after giving effect thereto, the aggregate unpaid principal balance of the Revolving Loans would exceed the amount of the Revolving Commitment then in effect.

2D.06 MATURITIES — The stated Maturity of each Revolving Loan shall be the Expiration Date.

2D.07 INTEREST: REVOLVING LOANS — The principal of and overdue interest on the Revolving Loans shall bear interest payable in arrears on the first day of each

January, April, July and October and at Maturity and computed (in accordance with subsection 8.10)

(a) prior to Maturity, at a fluctuating rate equal to the Reference Rate from time to time in effect plus the applicable RR margin (if any) and

(b) after Maturity (whether occurring by lapse of time or by acceleration), at a fluctuating rate equal to the Reference Rate from time to time in effect plus the applicable RR margin (if any) plus two percent (2%) per annum, with each change in the Reference Rate automatically and immediately changing the rate thereafter applicable to the Revolving Loans; PROVIDED, that in no event shall the rate applicable to the Revolving Loans after the Maturity thereof be less than the rate applicable thereto immediately after Maturity. RR margin as used in this subsection means one percent (1.00%) per annum.

2D.08 DISBURSEMENT — Bank shall disburse the proceeds of each Revolving Loan to Borrower’s general checking account with Bank in the absence of written instructions from Borrower to the contrary.

2D.09 PREPAYMENTS — Borrower may from time to time prepay the principal of the Revolving Loans in whole or in part, subject to the following:

(a) Each prepayment of the Revolving Loans may be made without penalty or premium.

(b) No prepayment shall of itself reduce the Revolving Commitment.

(c) Concurrently with each prepayment, Borrower shall prepay the interest accrued on the prepaid principal.

3A. INFORMATION — Borrower agrees that so long as the Revolving Commitment remains in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

3A.01 FINANCIAL STATEMENTS — Borrower will furnish to Bank

(a) within (30) days after the end of each month while this Agreement is in effect, Borrower’s balance sheet as at the end of the month and its statements of cash flow, income and surplus reconciliation for Borrower’s current fiscal year to date, all prepared (but unaudited) on a comparative basis with the prior year, in accordance with GAAP (EXCEPT as disclosed therein) and in form and detail satisfactory to Bank,

(b) as soon as available (and in any event within ninety (90) days after the end of each of Borrower’s fiscal years), a complete copy of an annual audit report (including, without limitation, all financial statements therein and notes thereto) of Borrower for that year which shall be

(1) prepared on a comparative basis with the prior year, in accordance with GAAP (EXCEPT as disclosed therein) and in form and detail satisfactory to Bank,

(2) certified (without qualification as to GAAP) by independent public accountants selected by Borrower and satisfactory to Bank,

(3) accompanied by a copy of any management report, letter or similar writing furnished to Borrower by the accountants in respect of Borrower’s systems, operations, financial condition or properties, and

(4) either (A) a written statement of the accountants that in making the examination necessary for their report or opinion they obtained no knowledge of the occurrence of any Default Under This Agreement or (B) if they know of any, their written disclosure of its nature and status, PROVIDED, that the accountants shall not be liable directly or indirectly to anyone for any failure to obtain knowledge of any Default Under This Agreement,

(c) concurrently with the delivery of any financial statement to Bank pursuant to clause (a) or (b), a certificate by Borrower’s chief financial officer

(1) certifying that to the best of the officer’s knowledge and belief, (A) those financial statements fairly present in all Material respects Borrower’s financial condition and the results of its operations in accordance with GAAP subject, in the case of interim financial statements, to routine year-end audit adjustments and (B) no Default Under This Agreement then exists or if any does, a brief description of the default and Borrower’s intentions in respect thereof, and

(2) setting forth calculations indicating whether or not Borrower is in compliance with the general financial standards of section 3B,

(d) promptly when filed (in final form) or sent, a copy of

(1) each registration statement, Form 10-K annual report, Form 10-Q quarterly report, Form 8-K current report or similar document filed by Borrower with the Securities and Exchange Commission (or any similar federal agency having regulatory jurisdiction over the securities of either),

(2) each proxy statement or annual report, if any, sent by Borrower to the holders of any of its securities (or any trustee under any indenture which secures any of its securities or pursuant to which such securities are issued), and

(e) within thirty (30) days after the end of each month (and at such other times as Borrower may deem advisable), a Borrowing Base Report being in form and detail satisfactory to Bank, setting forth Borrower’s Borrowing Base as at the end of that month and certified by an appropriate officer of Borrower to be true and complete to the best of the officer’s knowledge and belief, it being agreed that Borrower at its option may furnish other such reports at other times,

(f) forthwith upon Bank’s written request, such other information in writing about Borrower’s financial condition, properties and operations and about its Pension Plans, if any, as Bank may from time to time reasonably request.

3A.02 NOTICE — Borrower will cause its chief financial officer, or in his absence another officer designated by Borrower, to give Bank prompt written notice whenever any officer of Borrower

(a) reasonably believes (or receives notice from any governmental agency alleging) that any Reportable Event has occurred in respect of any Pension Plan or that Borrower has become in Material non-compliance with any law or governmental order referred to in subsection 3C.06 if non-compliance therewith would materially and adversely affect Borrower’s financial condition or its properties,

(b) receives from the Internal Revenue Service or any other federal, state or local taxing authority any allegation of any default by Borrower in the payment of any tax that is Material in amount or notice of any assessment in respect thereof,

(c) learns there has been brought against Borrower before any court, administrative agency or arbitrator any litigation or proceeding which, if successful, might have a Material, adverse effect on Borrower,

(d) reasonably believes that any Default Under This Agreement shall have occurred or

(e) reasonably believes that there has occurred or begun to exist any other event, condition or thing that likely may have a Material, adverse effect on Borrower’s financial condition, operations or properties.

3B. GENERAL FINANCIAL STANDARDS — Borrower agrees that so long as the Revolving Commitment remains in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

3B.01 LEVERAGE — Borrower will not suffer or permit the ratio of its Total Liabilities (other than Subordinated indebtedness, if any) to the sum of its Net Worth plus its Subordinated indebtedness, if any, at any time to exceed one and one-fourth to one (1.25:1), such ratio to be tested annually beginning December 31, 2000.

3B.02 PRETAX DEBT SERVICE COVERAGE — Borrower will not, during fiscal year 2000, suffer or permit the ratio of the aggregate of

(a) its Net Income for that year plus

(b) its depreciation expense for that year

(c) its amortization expense for that year plus

(d) its interest expense for that year

to its Total principal and interest debt payments Liabilities for that year to be less than one and two-tenths to one (1.20:1), such ratio to be tested for the five (5) months ending December 31, 2000. Commencing with fiscal year 2001, Borrower will not suffer or permit the ratio of the aggregate of

(a) its Net Income for that year plus

(b) its depreciation expense for that year plus

(c) its amortization expense for that year plus

(d) its interest expense for that year

to its Current Portion of Long Term Debt (prior year) plus its interest expense for that year to be less than one and two-tenths to one (1.20:1), such ratio to be tested for the year ending December 31, 2001 and for each year ending every December 31 thereafter.

3B.03 DEBT TO EBITDA RATIO — Borrower will not, as of the end of any fiscal year commencing with the present year, suffer or permit the ratio of the aggregate of the Total Liabilities of the Borrower to

(a) the Net Income of the Borrower for that year plus

(b) the aggregate interest expense of the Borrower for that year plus

(c) the aggregate federal, state and local income taxes of the Borrower for that year plus

(d) the aggregate depreciation expense of the Borrower for that year plus

(e) the aggregate amortization expense of the Borrower for that year to be greater than nine and one-quarter to one (9.25:1) for the five month period ending December 31, 2000, three and one-half to one (3.50:1) for the fiscal year ending December 31, 2001, and two and nine-tenths to one (2.90:1) for all fiscal years thereafter.

3C. AFFIRMATIVE COVENANTS — Borrower agrees that so long as the Revolving Commitment remains in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

3C.01 TAXES — Borrower will pay in full

(a) prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and

(b) prior in each case to the date the claim would become delinquent for nonpayment, all other lawful claims (whatever their kind or nature) which, if unpaid, might become a lien or charge upon its property;

PROVIDED, that no item need be paid so long as and to the extent that it is contested in good faith and by timely and appropriate proceedings which are effective to stay enforcement thereof.

3C.02 FINANCIAL RECORDS — Borrower will at all times keep true and complete financial records in accordance with GAAP and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities.

3C.03 VISITATION — Borrower will permit Bank at all reasonable times and upon reasonable notice

(a) to visit and inspect Borrower’s properties and examine its records at Bank’s expense and to make copies of and extracts from such records, and

(b) to consult with Borrower’s directors, officers, employees, accountants, actuaries, trustees and plan administrators in respect of its financial condition, properties and operations and the financial condition of its Pension Plans, each of which parties is hereby authorized to make such information available to Bank to the same extent that it would to Borrower.

3C.04 INSURANCE — Borrower will

(a) keep itself and all of its insurable properties insured at all times to such extent, with such deductibles, by such insurers and against such hazards and liabilities as is generally and prudently done by like businesses, EXCEPT that if a more specific standard is provided in any Related Writing, the more specific standard shall prevail, and

(b) forthwith upon Bank’s written request, furnish to Bank such information about Borrower’s insurance as Bank may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to Bank and certified by an officer of Borrower.

3C.05 CORPORATE EXISTENCE — Borrower will at all times maintain its corporate existence, rights and franchises.

3C.06 COMPLIANCE WITH LAW — Borrower will comply with all material laws (whether federal, state or local and whether statutory, administrative or judicial or other) and with every lawful governmental order (whether administrative or judicial) and will, without limiting the generality of the foregoing,

(a) use and operate all of its facilities and properties in Material compliance with all Environmental Laws and handle all hazardous materials in Material compliance therewith; keep in full effect each permit, approval, certification, license or other authorization required by any Environmental Law for the conduct of any Material portion of its business; and comply in all other Material respects with all Environmental Laws;

(b) make a full and timely payment of premiums required by ERISA and perform and observe all such further and other requirements of ERISA such that no Default Under ERISA shall occur or begin to exist; and

(c) comply with all Material requirements of all occupational health and safety Laws;

PROVIDED, that this subsection shall not apply to any of the foregoing

(i) if and to the extent that the same shall be contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which appropriate reserves shall have been established or

(ii) in any other case if non-compliance therewith would not Materially and adversely affect Borrower’s financial condition, properties or business.

3C.07 PROPERTIES — Borrower will maintain all fixed assets necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted.

3D. NEGATIVE COVENANTS — Borrower agrees that so long as the Revolving Commitment remains in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

3D.01 EQUITY TRANSACTIONS — Borrower will not

(a) be a party to any merger or consolidation,

(b) purchase or otherwise acquire all or substantially all of the assets and business of any corporation or other business enterprise,

(c) create, acquire or hold any Subsidiary, or be or become a party to any joint venture or partnership, or make or keep any investment in any stocks or other equity securities of any kind other than any investment fully disclosed in Borrower’s Most Recent 4A.04 Financial Statements or in the Supplemental Schedule or

(d) lease as lessor, sell, sell-leaseback or otherwise transfer (whether in one transaction or a series of transactions) all or any substantial part of its fixed assets EXCEPT chattels that shall have become obsolete or no longer useful in its present business;

PROVIDED, that if no Default Under This Agreement shall then exist and if none would thereupon begin to exist, this subsection shall not apply to any transaction referred to in clause (a) or (b) if (1) after giving effect thereto, the nature of Borrower’s business shall not be materially different from that at the date of this Agreement and (2) there shall have been executed and delivered to Bank an assumption agreement (to be in form and substance satisfactory to Bank) by the surviving corporation (if not Borrower) in the case of any merger, by the resulting corporation in the case of any consolidation and by the transferee (if not Borrower) in any transfer of any kind of assets.

3D.02 CREDIT EXTENSIONS — Borrower will not

(a) make or keep any investment in any notes, bonds or other obligations of any kind for the payment of money or make or have outstanding at any time any advance or loan to anyone or

(b) be or become a Guarantor of any kind;

PROVIDED, that this subsection shall not apply to

(i) any existing or future advance made to an officer or employee of Borrower solely for the purpose of paying ordinary and necessary business expenses of Borrower,

(ii) any existing or future investment in direct obligations of the United States of America or any agency thereof, or in certificates of deposit issued by Bank, or in any other money-market investment if it carries the highest quality rating of any nationally-recognized rating agency, PROVIDED, that no such investment shall mature more than ninety (90) days after the date when made,

(iii) any existing investment, advance, loan or Guaranty fully disclosed in Borrower’s Most Recent 4A.04 Financial Statements or in the Supplemental Schedule,

(iv) any existing or future Guaranty of any direct or contingent obligation owing to Bank or

(v) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business.

3D.03 BORROWINGS — Borrower will not create, assume or have outstanding at any time any indebtedness for borrowed money or any Funded Indebtedness of any kind; PROVIDED, that this subsection shall not apply to

(i) the Subject Indebtedness or any other Debt owing to Bank,

(ii) any Subordinated indebtedness,

(iii) any existing or future indebtedness secured by a purchase money security interest permitted by subsection 3D.04 or incurred under a lease permitted by subsection 3D.04 or

(iv) any existing indebtedness fully disclosed in Borrower’s Most Recent 4A.04 Financial Statements or in the Supplemental Schedule or any renewal or extension thereof in whole or in part.

3D.04 LIENS, LEASES — Borrower will not

(a) lease any property as lessee or acquire or hold any property subject to any land contract, Inventory consignment or other title retention contract,

(b) sell or otherwise transfer any Receivables, whether with or without recourse or

(c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, lien or financing statement;

PROVIDED, that this subsection shall not apply to

(i) any tax lien, or any lien securing workers’ compensation or unemployment insurance obligations, or any mechanic’s, carrier’s or landlord’s lien, or any lien arising under ERISA, or any security interest arising under article four (bank deposits and collections) or five (letters of credit) of the Uniform Commercial Code, or any similar security interest or other lien, EXCEPT that this clause (i) shall apply only to security interests and other liens arising by operation of law (whether statutory or common law) and in the ordinary course of business and shall not apply to any security interest or other lien that secures any indebtedness for borrowed money or any Guaranty thereof or any obligation that is in Material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

(ii) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any of the property in question,

(iii) any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, EXCEPT that this clause (iii) shall not apply to any lien or deposit securing an obligation that is in Material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

(iv) any mortgage, security interest or other lien securing only Borrower’s Debt to Bank,

(v) any mortgage, security interest or other lien (each, a “purchase money security interest”) which is created or assumed in purchasing, constructing or improving any real property or equipment or to which any such property is subject when purchased, PROVIDED, that (A) the purchase money security interest shall be confined to the aforesaid property, (B) the indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement and (C) any such indebtedness, if repaid in whole or in part, cannot be reborrowed,

(vi) any lease other than any capitalized lease (it being agreed that a capitalized lease is a lien rather than a lease for the purposes of this Agreement) so long as the aggregate annual rentals of all such leases do not exceed Fifty Thousand Dollars ($50,000),

(vii) any mortgage, security interest or other lien which (together with the indebtedness secured thereby) is fully disclosed in Borrower’s Most Recent 4A.04 Financial Statements or in the Supplemental Schedule or

(viii) any financing statement perfecting a security interest that would be permissible under this subsection.

3D.05 FIXED ASSETS — Borrower will not invest (net after trade-ins, if any) in fixed assets and leasehold improvements during any fiscal year (commencing with the present year) more than One Hundred Thousand Dollars ($100,000) plus its allowable obsolescence, amortization and depreciation charges for that year.

3D.06 DIVIDENDS — Borrower will not make or commit itself to make any Distribution to its shareholders at any time if any Default Under This Agreement shall then exist or would thereupon occur, nor will Borrower at any time make any Distribution other than any dividend payable solely in cash.

3D.07 SUBORDINATED NOTES — Borrower will not assent to any amendment or modification of the subordination provisions in any Subordinated notes of Borrower.

4A. CLOSING — Prior to or at the execution and delivery of this Agreement Borrower shall have complied or caused compliance with each of the following:

4A.01 SUBJECT NOTES — Borrower shall execute and deliver to Bank a Term Note A in accordance with section 2A, a Term Note B in accordance with section 2B and a Revolving Note in accordance with subsection 2D.01.

4A.02 RESOLUTIONS/INCUMBENCY — Borrower’s secretary or assistant secretary shall have certified to Bank (a) a copy of resolutions duly adopted by Borrower’s board of directors in respect of this Agreement and (b) the names and true signatures of officers authorized to execute and deliver this Agreement and Related Writings on behalf of Borrower.

4A.03 LEGAL OPINION — Borrower’s counsel shall have rendered to Bank their written opinion in respect of the matters referred to in subsections 4B.01, 4B.02, 4B.03 and 4B.04 and in respect of the perfection (but not priority) of each mortgage, security interest or other lien referred to in this section 4A, which opinion shall be in such form and substance (and may be subject only to such qualifications and exceptions, if any) as shall be reasonably satisfactory to Bank.

4A.04 Intentionally left blank —

4A.05 SECURITY AGREEMENTS — Borrower shall have executed and delivered to Bank security agreements being in form and substance satisfactory to Bank and granting Bank security interests in and to all of Borrower’s existing and future equipment and in all of Borrower’s Inventory and Receivables as security for Borrower’s Debt to Bank. Borrower shall have joined with Bank in executing and filing such financing statements and other documents and in making and doing such further and other acts and things as Bank may deem necessary for the evidence, perfection or other protection of Bank’s security interests.

4A.06 MORTGAGES AND RELATED REAL ESTATE DOCUMENTS — Borrower shall have executed and delivered to Bank as security for Borrower’s Debt to Bank a mortgage or mortgages being in form and substance satisfactory to Bank and constituting the first mortgage lien on real properties having a post office address of 662 Wolf Ledges Parkway, Akron, Ohio. Borrower shall have furnished to Bank in respect of those properties, at Borrower’s expense, (a) a mortgagee’s policy of title insurance issued in such amount as Bank may reasonably require by an insurer satisfactory to Bank, (b) a professional environmental assessment, (c) a survey by a registered surveyor and (d) an appraisal by an appraiser satisfactory to Bank.

4A.07 DOCUMENTATION FEE — Borrower shall have paid Bank a documentation fee of Ten Thousand Dollars ($10,000).

4A.08 ACQUISITION — Borrower shall have acquired certain of Target’s assets pursuant to the Asset Purchase Agreement. Borrower will change its name to Target’s name within three (3) months of the date of this Agreement.

4A.09 LIEN WAIVERS — Borrower shall provide Bank with duly executed written lien waivers in favor of Bank from each lessor, bailee, warehouseman, materialman, mortgagee or similarly situated person or entity who may, with respect to any location at which any of the collateral for the Subject Indebtedness is to be located or stored, by operation of law or otherwise, have any lien or like interest in or upon such collateral.

4A.10 OTHER DOCUMENTS — Borrower shall execute or deliver to Bank such other agreements, instruments and documents, including, without limitation, those listed below, which Bank may require to be executed and/or delivered in connection herewith (all of which shall be in form and substance acceptable to Bank and its counsel):

(a) Evidence that the Borrower possesses insurance satisfying the requirements of Section 3C.04 hereof. Insurance certificates respecting the same shall be delivered to Bank and shall name Bank as lender loss payee. In addition, the certificates shall contain a statement that Bank will be provided with thirty (30) days written notice prior to any cancellation, termination or expiration of such insurance coverage and such statement may not provide that the issuing company will merely “endeavor to” provide such notice nor may such statement contain limitation of liability language for the issuing company or its representatives in the event of their failure to provide such notice;

(b) Certificates of good standing for Borrower issued by the Secretary of State of its state of incorporation and the Secretary of State of each other jurisdiction in which it is required by reason of its business, the ownership of properties or the location of employees;

(c) a copy of the articles/certificate of incorporation or other charter document of Borrower certified by the Secretary of State of its state of incorporation;

(d) A disbursement authorization, in form and substance acceptable to Bank, directing the disbursement of the proceeds of the Revolving Loans; and

(e) a subordination agreement from The Hillstreet Fund, L.P. respecting Subordinated debt in principal amount of $3,000,000.

4B. WARRANTIES — Subject only to such additions and exceptions, if any, as may be set forth in the Supplemental Schedule or in Borrower’s Most Recent 4A.04 Financial Statements, Borrower represents and warrants as follows:

4B.01 EXISTENCE — Borrower is a duly organized and validly existing Ohio corporation in good standing. Borrower is duly qualified to transact business in each state or other jurisdiction in which it owns or leases any real property or in which the nature of the business conducted makes such qualification necessary or, if not so qualified, such failure to qualify will have no Material adverse effect upon Borrower’s financial condition and its ability to transact business. Borrower has no subsidiaries.

4B.02 GOVERNMENTAL RESTRICTIONS — No registration with or approval of any governmental agency of any kind is required on the part of Borrower for the due execution and delivery or for the enforceability of this Agreement or any Related Writing other than the filing or recording of documents with public officials, the noting of title certificates and similar acts and things related to the perfection of the mortgages, security interests and other liens referred to in section 4A.

4B.03 CORPORATE AUTHORITY — Borrower has requisite corporate power and authority to enter into this Agreement and to obtain and secure the Subject Loans in accordance with this Agreement. The officer executing and delivering this Agreement on behalf of Borrower has been duly authorized to do so and to execute and deliver Subject Notes and other Related Writings in accordance with section 4A. Neither the execution and delivery of this Agreement or any Related Writing by Borrower nor its performance and observance of the respective provisions thereof will violate any existing provision in its articles of incorporation, regulations or by-laws or any applicable law or violate or otherwise constitute a default under any contract or other obligation now existing and binding upon it. Upon the execution and delivery thereof, this Agreement and the aforesaid Related Writings will each become a valid and binding obligation enforceable against Borrower according to their respective tenors subject, however, to any applicable insolvency or bankruptcy law of general applicability and general principles of equity.

4B.04 LITIGATION — No litigation or proceeding is pending against Borrower before any court, administrative agency or arbitrator which might, if successful, have a Material adverse effect on Borrower.

4B.05 TAXES — Borrower has filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon (EXCEPT to the extent, if any, permitted by subsection 3C.01). The Internal Revenue Service has not alleged any Material default by Borrower in the payment of any tax Material in amount or threatened to make any assessment in respect thereof which has not been reflected in Borrower’s Most Recent 4A.04 Financial Statements.

4B.06 TITLE — Borrower has good and marketable title to all assets reflected in its Most Recent 4A.04 Financial Statements EXCEPT for changes resulting from transactions in the ordinary course of business. All such assets are clear of any mortgage, security interest or other lien of any kind other than any permitted by subsection 3D.04.

4B.07 LAWFUL OPERATIONS — Borrower’s operations have at all relevant times been and continue to be in Material compliance with all requirements imposed by law, whether federal, state or local, whether statutory, regulatory or other, including (without limitation) ERISA, all Environmental Laws, and occupational safety and health laws and all zoning ordinances. Without limiting the generality of the foregoing,

(a) To the Borrower’s knowledge no condition exists at, on or under any facility or other property now or previously owned by Borrower which would give rise to any Material liability under any Environmental Law; and Borrower has not received any notice from any governmental agency, court or anyone else that it is a potentially responsible party for the clean-up of any environmental waste site, is in violation of any environmental permit or law or has been placed on any registry of solid or hazardous waste disposal site;

(b) No Material Accumulated Funding Deficiency exists in respect of any of Borrower’s Pension Plans; and no Reportable Event has occurred in respect of any such plan which is continuing and which constitutes grounds either for termination of the plan or for court appointment of a trustee for the administration thereof.

4B.08 INSURANCE — Borrower’s insurance coverage complies with the standards set forth in subsection 3C.04 and those set forth in the Related Writings referred to in subsections 4A.05 and 4A.06.

4B.09 DEFAULTS — To the Borrower’s knowledge no Default Under This Agreement exists, nor will any exist immediately after the execution and delivery of this Agreement

5A. EVENTS OF DEFAULT — Each of the following shall constitute an Event of Default hereunder:

5A.01 PAYMENTS — If any principal included in the Subject Indebtedness shall not be paid in full when the same becomes payable and shall remain unpaid for ten (10) consecutive days thereafter; or if any Subject Indebtedness (EXCEPT principal) or any of

Borrower’s other Debt to Bank (EXCEPT any payable on demand) shall not be paid in full when the same becomes payable and shall remain unpaid for ten (10) consecutive days thereafter; or if such of Borrower’s Debt, if any, to Bank, as may be payable on demand shall not be paid in full within ten (10) days after any actual demand for payment,

5A.02 WARRANTIES — If any representation, warranty or statement made in this Agreement or in any Related Writing referred to in section 4A shall be false or erroneous in any Material respect when such representation or warranty was made; or if any representation, warranty or statement hereafter made by or on behalf of Borrower in any Related Writing not referred to in section 4A shall be false or erroneous in any Material respect when such representation or warranty was made.

5A.03 COVENANTS WITHOUT GRACE — If Borrower shall fail or omit to perform or observe any provisions in subsection 3A.02.

5A.04 COVENANTS WITH GRACE — If anyone (other than Bank and its agents) shall fail or omit to perform and observe any agreement (other than those referred to in subsection 5A.01 or 5A.03) contained in this Agreement or any Related Writing that is on its part to be complied with, and that failure or omission shall not have been fully corrected within thirty (30) days after the giving of written notice to Borrower by Bank that it is to be remedied.

5A.05 CROSS-DEFAULT — If any of Borrower’s indebtedness for borrowed money (regardless of maturity) or any of its Funded Indebtedness shall be or become “in default” (as defined below). In this subsection, in default means that (a) there shall have occurred (or shall exist) in respect of the indebtedness in question (either as in effect at the date of this Agreement or as in effect at the time in question) any event, condition or other thing which constitutes, or which with the giving of notice or the lapse of any applicable grace period or both would constitute, a default which accelerates (or permits any creditor or creditors or representative or creditors to accelerate) the maturity of any such indebtedness; or (b) any such indebtedness (other than any payable on demand) shall not have been paid in full at its stated maturity; or (c) any such indebtedness payable on demand shall not have been paid in full within ten (10) Banking Days after any actual demand for payment.

5A.06 BORROWER’S SOLVENCY — If (a) Borrower shall discontinue operations, or (b) Borrower shall commence any Insolvency Action of any kind or admit (by answer, default or otherwise) the Material allegations of, or consent to any relief requested in, any Insolvency Action of any kind commenced against Borrower by its creditors or any thereof, or (c) any creditor or creditors shall commence against Borrower any Insolvency Action of any kind which shall remain in effect (neither dismissed nor stayed) for thirty (30) consecutive days.

5B. EFFECTS OF DEFAULT — Notwithstanding any contrary provision or inference in this Agreement or in any Related Writing:

5B.01 OPTIONAL DEFAULTS — If any Event of Default referred to in subsection 5A.01 through 5A.07, both inclusive, shall occur and be continuing, Bank shall have the right in its discretion, by giving written notice to Borrower,

(a) to terminate the Revolving Commitment and Bank shall have no obligation thereafter to grant any Revolving Loan to Borrower, and

(b) to accelerate the maturity of all of Borrower’s Debt to Bank (other than Debt, if any, already due and payable), and all such Debt shall thereupon become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

5B.02 AUTOMATIC DEFAULTS — If any Event of Default referred to in subsection 5A.07 shall occur,

(a) the Revolving Commitment shall automatically and immediately terminate and Bank shall have no obligation thereafter to grant any Revolving Loan to Borrower, and

(b) all of Borrower’s Debt to Bank (other than Debt, if any, already due and payable) shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

5B.03 OFFSETS — If there shall occur or exist any Default Under This Agreement referred to in subsection 5A.06, then, so long as that Default Under This Agreement exists, Bank shall have the right at any time to set off against and to appropriate and apply toward the payment of the Subject Indebtedness then owing to it, whether or not the same shall then have matured, any and all deposit balances then owing by Bank to or for the credit or account of Borrower, all without notice to or demand upon Borrower, all such notices and demands being hereby expressly waived.

6A. INDEMNITY: STAMP TAXES — Borrower will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the issuance of the Subject Indebtedness.

6B. INDEMNITY: FUNDING COSTS — Borrower agrees to indemnify Bank against any loss relating in any way to its funding of a Cost of Funds Rate for any Subject Loan if the Subject Loan is paid before the end of the applicable Contract Period (whether a prepayment or a payment following any acceleration of maturity) and to pay Bank, as liquidated damages for any such loss, an amount based on the principal amount paid and computed for the period from the date of payment to the original due date of that installment, at a rate equal to the excess, if any, of the interest rate theretofore applicable over the Reinvestment Rate, all as determined by Bank in its reasonable discretion. “Reinvestment Rate” means, when used with respect to any period, a per annum rate of interest equal to the “bond equivalent yield” for the most actively traded issues of U.S. Treasury Bills, U.S. Treasury Notes, or U.S. Treasury Bonds for a term similar to the period in question.

6C. CREDIT REQUESTS — Whenever Borrower shall revoke any Credit Request for a Cost of Funds Loan, or shall for any other reason fail to borrow pursuant thereto or otherwise comply therewith, or shall fail to honor any prepayment notice, then, in each case on Bank’s demand, Borrower shall pay Bank such amount as will compensate it for any loss, cost or expense incurred by it by reason of its liquidation or reemployment of deposits or other funds.

6D. INDEMNITY: UNFRIENDLY TAKEOVERS — Borrower agrees to indemnify Bank and hold Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not Bank shall be designated a party thereto) which may be incurred by Bank relating to or arising out of any actual or proposed use of proceeds of the Subject Loans in connection with the financing of an acquisition of any corporation or other business entity, PROVIDED that Bank shall have no right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

6E. INDEMNITY: CAPITAL REQUIREMENTS — If

(a) at any time any governmental authority shall require National City Corporation or Bank, whether or not the requirement has the force of law, to maintain, as support for the Revolving Commitment, capital in a specified minimum amount that either is not required or is greater than that required at the date of this Agreement, whether the requirement is implemented pursuant to the “risk-based capital guidelines” (published at 12 CFR 3 in respect of “national banking associations”, 12 CFR 208 in respect of “state member banks” and 12 CFR 225 in respect of “bank holding companies”) or otherwise, and

(b) as a result thereof the rate of return on capital of National City Corporation or Bank or both (taking into account their then policies as to capital adequacy and assuming full utilization of their capital) shall be directly or indirectly reduced by reason of any new or added capital thereby allocable to the Revolving Commitment, then and in each such case Borrower shall, on Bank’s demand, pay Bank as an additional fee such amounts as will in Bank’s reasonable opinion reimburse National City Corporation and Bank for any such reduced rate of return.

6F. INDEMNITY: COLLECTION COSTS — If any Event of Default shall occur and shall be continuing, Borrower will pay Bank such further amounts, to the extent permitted by law, as shall cover Bank’s costs and expenses (including, without limitation, the reasonable fees, interdepartmental charges and disbursements of its counsel) incurred in collecting the Subject Indebtedness or in otherwise enforcing its rights and remedies in respect thereof.

6G. CERTIFICATE FOR INDEMNIFICATION — Each demand by Bank for payment pursuant to section 6A, 6B, 6C, 6D, 6E or 6F shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct in the absence of manifest error. In determining the amount of any such payment, Bank may use reasonable averaging and attribution methods.

7. BANK’S PURPOSE — Bank represents and warrants to Borrower that Bank is familiar with the Securities Act of 1933 as amended and the rules and regulations thereunder and is not entering into this Agreement with any intention of violating that Act or any rule or regulation thereunder, it being understood, however, that Bank shall at all times retain full control of the disposition of its assets.

8. INTERPRETATION — This Agreement and the Related Writings shall be governed by the following provisions:

8.01 WAIVERS — Bank may from time to time in its discretion grant Borrower waivers and consents in respect of this Agreement or any Related Writing or assent to amendments thereof, but no such waiver or consent shall be binding upon Bank unless specifically granted by Bank in writing, which writing shall be strictly construed. Without limiting the generality of the foregoing, Borrower agrees that no course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient.

8.02 CUMULATIVE PROVISIONS — Each right, power or privilege specified or referred to in this Agreement or any Related Writing is in addition to and not in limitation of any other rights, powers and privileges that Bank may otherwise have or acquire by operation of law, by other contract or otherwise.

8.03 BINDING EFFECT — The provisions of this Agreement and the Related Writings shall bind and benefit Borrower and Bank and their respective successors and assigns, including each subsequent holder, if any, of the Subject Notes or any thereof; PROVIDED, that no person or entity other than Borrower may obtain Subject Loans; and PROVIDED, further, that neither any holder of any Subject Note or assignee of any Subject Loan, whether in whole or in part, shall thereby become obligated thereafter to grant to Borrower any Subject Loan.

8.04 SURVIVAL OF PROVISIONS — All representations and warranties made in or pursuant to this Agreement or any Related Writing shall survive the execution and delivery of this Agreement and the Subject Notes. The provisions of section 6 shall survive the payment of the Subject Indebtedness.

8.05 IMMEDIATE U.S. FUNDS — Any reference to money is a reference to lawful money of the United States of America which, if in the form of credits, shall be in immediately available funds.

8.06 CAPTIONS — The several captions to different sections and subsections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions thereof.

8.07 SUBSECTIONS — Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) EXCEPT where the context clearly does not so permit.

8.08 ILLEGALITY — If any provision in this Agreement or any Related Writing shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

8.09 OHIO LAW — This Agreement and the Related Writings and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by internal Ohio law.

8.10 INTEREST/FEE COMPUTATIONS — All interest and all fees for any given period shall accrue on the first day thereof but not on the last day thereof and in each case shall be computed on the basis of a 360-day year and the actual number of days elapsed. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law.

8.11 NOTICE — A notice to or request of Borrower shall be deemed to have been given or made under this Agreement or any Related Writing either upon the delivery of a writing to that effect (either in person or by transmission of a telecopy) to an officer of Borrower or five (5) days after a writing to that effect shall have been deposited in the United States mail and sent, with postage prepaid, by registered or certified mail, properly addressed to Borrower (Attention: chief financial officer). No other method of actually giving actual notice to or making a request of Borrower is hereby precluded. Every notice required to be given to Bank pursuant to this Agreement or any Related Writing shall be delivered (either in person or by transmission of a telecopy) to an Account Officer of Bank. A notice or request by mail is properly addressed to a party when addressed to it at the address set forth opposite its signature below or at such other address as that party may furnish to each of the others in writing for that purpose. A telecopy is transmitted to a party when transmitted to the telecopy number set forth opposite that party’s signature below (or at such other telecopy number as that party may furnish to the other in writing for that purpose).

8.12 ACCOUNTING TERMS — Any accounting term used in this Agreement shall have the meaning ascribed thereto by GAAP subject, however, to such modification, if any, as may be provided by section 9 or elsewhere in this Agreement.

8.13 ENTIRE AGREEMENT — This Agreement and the Related Writings referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

8.14 WAIVER OF JURY TRIAL — The parties acknowledge and agree that any controversy that may arise under this Agreement and the Related Writings would involve difficult and complex issues and therefore agree that any law suit growing out of or incidental to any such controversy will be tried in a court of competent jurisdiction by a judge sitting without a jury.

8.15 LATE CHARGE; APPLICATION OF PAYMENTS — If Borrower fails to pay any amount due hereunder, or any fee in connection herewith, in full within ten (10) days after its due date, Borrower will, in each case, incur and shall pay a late charge equal to the greater of twenty dollars ($20.00) or five percent (5%) of the unpaid amount. The payment of a late charge will not cure or constitute a waiver of any Event of Default under this Agreement. Except as otherwise agreed in writing, payments will be applied first to accrued but unpaid interest and fees, in that order, on an invoice by invoice basis in the order of their respective due dates, until paid in full, then to late charges and then to principal.

8.16 SHARING OF INFORMATION — Bank shall have the right to furnish to its Affiliates, and to such other persons or entities as Bank shall deem advisable for the conduct of its business, information concerning the business, financial condition, and property of Borrower, the amount of the Debt of Borrower, and the terms, conditions, and other provisions applicable to the respective parts thereof.

9. DEFINITIONS — As used in this Agreement and in the Related Writings, EXCEPT where the context clearly requires otherwise,

Account Officer means that officer who at the time in question is designated by Bank as the officer having primary responsibility for giving consideration to Borrower’s requests for credit or, in that officer’s absence, that officer’s immediate superior or any other officer who reports directly to that superior officer;

Accumulated Funding Deficiency shall have the meaning ascribed thereto in section 302(a)(2) of ERISA;

Affiliate means, when used with reference to any person or entity (the subject), a person or entity that is in control of, under the control of, or under common control with, the subject, the term control meaning the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise;

Agreement means this Agreement and includes each amendment, if any, to this Agreement;

Asset Purchase Agreement means the agreement dated April 4, 2000 between Borrower and Target and Target’s shareholders pursuant to which Borrower has agreed to acquire certain of Target’s assets;

Bank means National City Bank, a national banking association headquartered in Cleveland, Ohio;

Banking Day means any day other than a Saturday or a Sunday or a public holiday or other day on which banking institutions in Cleveland, Ohio, are generally closed and do not conduct a general banking business;

Borrower means WR ACQUISITION, INC., an Ohio corporation;

Borrowing Base is defined in subsection 2C.07;

Borrowing Base Report means a report furnished by Borrower pursuant to clause (e) of subsection 3A.01;

Compensation includes all considerations (including without limitation, deferred Compensation and disbursements to trusts), whatever the form or kind, for services rendered;

Credit Request means a request made pursuant to subsection 2D.02;

Current Assets means the net book value of all such assets (after deducting applicable reserves, if any, and without consideration to any reappraisal or write-up of assets) as determined in accordance with GAAP;

Current Liabilities means all such liabilities as determined in accordance with GAAP and includes (without limitation) all accrued taxes and all principal of any Funded Indebtedness maturing within twelve months of the date of determination;

Current Portion of Long Term Debt means all principal payments due in the next twelve (12) months from Borrower on any of Borrower’s Total Liabilities;

Debt means, collectively, all liabilities of the party or parties in question to Bank, whether owing by one such party alone or with one or more others in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, Guaranty of payment or other contract or by quasi-contract or tort, statute or other operation of law or otherwise, whether incurred directly to Bank or acquired by purchase, pledge or otherwise, and whether participated to or from Bank in whole or in part; and in the case of Borrower includes, without limitation, the Subject Indebtedness;

Default Under ERISA means (a) the occurrence or existence of a Material Accumulated Funding Deficiency in respect of any of Borrower’s Pension Plans, (b) any failure by Borrower to make a full and timely payment of premiums required by ERISA for insurance against any employer’s liability in respect of any such plan, (c) any Material breach of a fiduciary duty by Borrower or any trustee in respect of any such plan or (d) the existence of any action for the forceable termination of any such plan;

Default Under This Agreement means an event, condition or thing which constitutes (or which with the lapse of any applicable grace period or the giving of notice or both would constitute) an Event of Default referred to in section 5A and which has not been appropriately waived in writing in accordance with this Agreement or corrected to Bank’s full satisfaction;

Distribution means a payment made, liability incurred or other consideration (other than any stock dividend or stock split payable solely in capital stock of Borrower) given by Borrower for the purchase, acquisition, redemption or retirement of any capital stock of Borrower or as a dividend, return of capital or other Distribution in respect of Borrower’s capital stock and Distribute means to make a Distribution;

Eligible Inventory means, collectively, all of Borrower’s Inventory EXCEPT the following:

(a) any finished goods which have been returned to Borrower after sale or lease thereof or which are defective, unmerchantable, or obsolete in Bank’s good faith and commercially reasonable judgment,

(b) any Inventory not located in the United States of America or in Canada, unless the Inventory is in undelayed transit to the United States of America,

(c) any work-in-process,

(d) any Inventory covered by a negotiable warehouse receipt or other negotiable document of title issued by a bailee, warehouseman, or similar party,

(e) any Inventory subject to any consignment, lease or other title retention contract and

(f) any Inventory subject to any security interest or financing statement securing any indebtedness other than Borrower’s Debt to Bank or subject to any non-consensual lien securing any delinquent obligation;

Eligible Receivable means a Receivable owing to Borrower EXCEPT the following:

(a) any Receivable (other than an installment Receivable) which remains unpaid for more than ninety (90) days after its due date or for more than ninety (90) days after the date first invoiced to the account debtor, whichever first elapses,

(b) any installment Receivable if any installment thereof shall not have been paid in full within sixty (60) days after its due date,

(c) any Receivable if the account debtor then owes other Receivables to Borrower and if more than ten percent (10%), by amount, of the Receivables then owing by that debtor are excepted under clauses (a) and (b) above,

(d) any Receivable the payment of which by the account debtor is not, or does not remain, unconditional,

(e) any Receivable if and to the extent that the account debtor has asserted a defense or offset of any kind against the payment thereof,

(f) any Receivable which according to its terms may be paid by the account debtor by an offset of any claim of the latter against the account creditor,

(g) any Receivable which arises other than from a sale or lease of Inventory in the ordinary course of business or other than from the rendering of services in the ordinary course of business,

(h) any Receivable the account debtor of which is an Affiliate or a director, officer, employee or agent of Borrower or of any Affiliate,

(i) any Receivable the account debtor of which is insolvent or is the debtor in an Insolvency Action or who at the time in question is in default in any way on an existing obligation to Borrower,

(j) any Receivable the account debtor of which is not a resident or citizen of the United States of America or Canada or is not subject to service of legal process in the United States of America or Canada,

(k) any Receivable subject to any security interest or financing statement securing any indebtedness other than Borrower’s Debt to Bank or subject to any non-consensual lien securing any delinquent obligation, or

(l) any Receivable the collection of which Bank, in the exercise of its reasonable judgment, for any other reason determines to have become impaired;

Environmental Law means the Comprehensive Environmental Response, Compensation, and Liability Act (42 USC 9601 et seq.), the Hazardous Material Transportation Act (49 USC 1801 et seq.), the Resource Conservation and Recovery Act (42 USC 6901 et. seq.), the Federal Water Pollution Control Act (33 USC 1251 et seq.), the Toxic Substances Control Act (15 USC 2601 et seq.) and the Occupational Safety and Health Act (29 USC 651 et seq.), as such laws have been or hereafter may be amended, and any and all analogous future federal, or present or future state or local, statutes and the regulations promulgated pursuant thereto;

ERISA means the Employee Retirement Income Security Act of 1974 (P.L. 93-406) as amended from time to time and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be a reference to that section as amended, supplemented, replaced or otherwise modified;

ERISA Regulator means any governmental agency (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any of Borrower’s Pension Plans;

Export-Import Bank means the Export-Import Bank of the United States;

Event of Default is defined in section 5A;

Expiration Date means the date referred to as such in subsection 2C.02, EXCEPT that in the event of any extension pursuant to subsection 2C.05, “Expiration Date” shall mean the latest date to which the Revolving Commitment shall have been so extended;

Federal Funds Rate means a fluctuating interest rate per annum, as in effect at the time in question, that is the rate determined by Bank to be the opening Federal Funds Rate per annum paid or payable by it on the day in question in its regional federal funds market for overnight borrowings from other banking institutions;

Foreign Eligible Receivable means a Receivable that satisfies the definition of an Eligible Receivable herein except for subsection (j) of such definition, and which is fully insured by the Export-Import Bank;

Funded Indebtedness means indebtedness of the person or entity in question which matures or which (including each renewal or extension, if any, in whole or in part) remains unpaid for more than twelve months after the date originally incurred and includes, without limitation (a) any indebtedness (regardless of its maturity) if it is renewable or refundable in whole or in part solely at the option of that person or entity (in the absence of default) to a date more than one year after the date of determination, (b) any capitalized lease, (c) any Guaranty of Funded Indebtedness owing by another person or entity and (d) any Funded Indebtedness secured by a security interest, mortgage or other lien encumbering any property owned or being acquired by the person or entity in question even if the full faith and credit of that person or entity is not pledged to the payment thereof; PROVIDED, that in the case of any indebtedness payable in installments or evidenced by serial notes or calling for sinking fund payments, those payments maturing within twelve months after the date of determination shall be considered current indebtedness rather than Funded Indebtedness for the purposes of section 3B but shall be considered Funded Indebtedness for all other purposes;

GAAP means generally accepted accounting principles applied in a manner consistent with those used in Borrower’s latest fiscal year-end financial statements referred to in subsection 4A.04;

Guarantor means one who pledges his credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any Guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the obligor’s account, any surety, any co-maker, any endorser, and anyone who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another to prevent or correct a default of any kind; and Guaranty means the obligation of a Guarantor;

Insider, as applied to Subordinated indebtedness, refers to Subordinated indebtedness which at the time in question is owing to any person who is a director or officer of Borrower or who is the record and beneficial owner of ten percent (10%) or more of Borrower’s capital stock or who is a member of the immediate family of any such director, officer or stockholder;

Insolvency Action means either (a) a pleading of any kind filed by the person, corporation or entity (an “insolvent”) in question to seek relief from the insolvent’s creditors, or filed by the insolvent’s creditors or any thereof to seek relief of any kind against that insolvent, in any court or other tribunal pursuant to any law (whether federal, state or other) relating generally to the rights of creditors or the relief of debtors or both, or (b) any other action of any kind commenced by an insolvent or the insolvent’s creditors or any thereof for the purpose of marshalling the insolvent’s assets and liabilities for the benefit of the insolvent’s creditors; and “Insolvency Action” includes (without limitation) a petition commencing a case pursuant to any chapter of the federal bankruptcy code, any application for the appointment of a receiver, trustee, liquidator or custodian for the insolvent or any substantial part of the insolvent’s assets, and any assignment by an insolvent for the general benefit of the insolvent’s creditors;

Inventory means, collectively, all goods which at the time in question are owned by Borrower and are held for sale or lease, or furnished (or to be furnished) by Borrower to another party under a contract of service or sale, or used or consumed (or to be used or consumed) in Borrower’s business and includes, without limitation, all raw materials, work in process, finished goods, supplies, parts and packing materials but excludes leases which are included among Receivables;

Material means when taken as a whole, wilt not adversely impact the business, operations, properties or financial condition of Borrower;

Maturity means the date on which the Subject Indebtedness (or portion thereof) in question is scheduled for payment in accordance with this Agreement (without the benefit of any grace period) EXCEPT that in the event of any acceleration of Maturity pursuant to section 5B, Maturity means the date as of which the sum becomes immediately payable in full in accordance with subsection 5B;

Most Recent 4A.04 Financial Statements means Borrower’s most recent financial statements that are referred to in subsection 4A.04;

Net Income means Net Income as determined in accordance with GAAP, after taxes and after extraordinary items, but without giving effect to any gain resulting from any reappraisal or write-up of any asset;

Net Worth means the excess (as determined in accordance with GAAP) of the net book value (after deducting all applicable valuation reserves and without any consideration to any re-appraisal or write-up of assets) of Borrower’s tangible assets (i.e., all assets other than intangibles such as patents, costs of businesses over net assets acquired, good will and treasury shares) over Borrower’s Total Liabilities;

Pension Plan means a defined benefit plan (as defined in section 3(35) of ERISA) of Borrower and includes, without limitation, any such plan that is a multi-employer plan (as defined in section 3(37) of ERISA) applicable to any of Borrower’s employees;

Prime Rate means the fluctuating rate of interest which is publicly announced from time to time by Bank at its principal place of business as being its “Prime Rate” or “base rate” thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating rate loans;

Receivable means a claim for money due or to become due, whether classified as an account, instrument, chattel paper, general intangible, incorporeal hereditament or otherwise, and any proceeds of the foregoing;

Reference Rate means, on any given date, either the Prime Rate in effect for that day or a rate equal to one percent (1%) per annum plus the Federal Funds Rate in effect for that day, whichever rate shall be the higher for that day;

Related Writing means any note, mortgage, security agreement, other lien instrument, financial statement, audit report, notice, legal opinion, Credit Request, officer’s certificate or other writing of any kind which is delivered to Bank and which is relevant in any manner to this Agreement or any Related Writing and includes, without limitation, the Subject Notes and the other writings referred to in sections 3A and 4A;

Reportable Event has the meaning ascribed thereto by ERISA;

Revolving Commitment means Bank’s commitment to extend credit to Borrower pursuant to sections 2C and 2D of this Agreement and upon the terms, subject to the conditions of this Agreement and in accordance with the other provisions of this Agreement;

Revolving Loan means a loan obtained by Borrower pursuant to subsections 2C and 2D of this Agreement and evidenced by a Revolving Note;

Revolving Note means a note executed and delivered by Borrower and being in the form and substance of Exhibit D with the blanks appropriately filled;

Subject Indebtedness means, collectively, the principal of and interest on the Subject Loans and all fees and other liabilities, if any, incurred by Borrower to Bank pursuant to this Agreement or any Related Writing;

Subject Loan means a loan obtained by Borrower pursuant to this Agreement;

Subject Note means a note executed and delivered by Borrower and being in the form and substance of Exhibit B, C or D with the blanks appropriately filled;

Subordinated, as applied to any liability of Borrower, means a liability which at the time in question is Subordinated (by written instrument in form and substance satisfactory to Bank) in favor of the prior payment in full of Borrower’s Debt to Bank;

Subsidiary means a corporation or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another “Subsidiary” of that corporation or any combination of the foregoing;

Supplemental Schedule means the schedule incorporated into this Agreement as Exhibit A;

Target means QUATECH, INC., an Ohio corporation;

Term Loan A means a loan obtained by Borrower pursuant to section 2A of this Agreement;

Term Loan B means a loan obtained by Borrower pursuant to section 2B of this Agreement;

Term Note A means a note executed and delivered by Borrower and being in the form and substance of Exhibit B with the blanks appropriately filled;

Term Note B means a note executed and delivered by Borrower and being in the form and substance of Exhibit C with the blanks appropriately filled;

Total Liabilities means the aggregate (without duplication) of all liabilities of the corporation or corporations in question and includes, without limitation, (a) any indebtedness which is secured by any mortgage, security interest or other lien on any of their property even if the full faith and credit of none of them is pledged to the payment thereof, (b) any indebtedness for borrowed money or Funded Indebtedness of any kind if any such corporation or corporations is a Guarantor thereof and (c) any Subordinated indebtedness; PROVIDED, that there shall be excluded any liability under a reimbursement agreement relating to a letter of credit issued to finance the importation or exportation of goods;

the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

Address: 662 Wolf Ledges Parkway Akron, Ohio 44311	WR ACQUISITION, INC.
Telecopy: 330-434-1409	By:	/s/ William J. Roberts
Printed Name: William J. Roberts
	Title:	President

Address: 1 Cascade Plaza Akron, Ohio 44308	NATIONAL CITY BANK
Telecopy: 330-375-8436	By:	/s/ Maurus Kosco
Printed Name: Maurus Kosco
	Title:	Vice President

SUPPLEMENTAL SCHEDULE

There is no item which Borrower must disclose in this Supplemental Schedule in order to be in full compliance with subsections 3D.01, 3D.02, 3D.03 and 3D.04, nor is there any addition or exception to the representations and warranties in section 4B.

EXHIBIT A

TERM NOTE A

$850,000	Cleveland, Ohio	, 2000

FOR VALUE RECEIVED, the undersigned, , a(n)                      corporation, promises to pay to the order of NATIONAL CITY BANK, at the payee’s main office in Cleveland, Ohio, the principal sum of

EIGHT HUNDRED FIFTY THOUSAND AND 00/100THS DOLLARS

in accordance with subsection 2A.02 of the Credit Agreement referred to below and to pay interest on the unpaid principal balance in accordance with subsection 2A.03 of the Credit Agreement referred to below.

This note is issued pursuant to a certain Agreement (the “Credit Agreement”) made as of                     , 2000 by and between the payee and the undersigned, which Credit Agreement contains provisions governing the acceleration of the Maturity of this note upon the happening of certain events, rights of the undersigned to prepay this note and other provisions to which this note is subject.

Borrower hereby authorizes any attorney at law at any time or times to appear in any state or federal court of record in the United States of America after the indebtedness represented by this note shall have become due, whether by lapse of time or by acceleration of Maturity, to waive the issuance and service of process, to present this note (together with any endorsement or endorsements thereon) to the court, to admit the Maturity thereof and the nonpayment thereof when due, to confess judgment against Borrower in favor of the holder of this note for the full amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment against Borrower be vacated for any reason, the holder of this note may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining additional judgment or judgments against Borrower.

Address: 662 Wolf Ledges Parkway Akron, Ohio 44311	WR ACQUISITION, INC.
Telecopy:	By:
Printed Name:
Title:

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

EXHIBIT B

TERM NOTE B

$480,000	Cleveland, Ohio	, 2000

FOR VALUE RECEIVED, the undersigned, WR ACQUISITION, INC., a(n)                      corporation, promises to pay to the order of NATIONAL CITY BANK, at the payee’s main office in Cleveland, Ohio, the principal sum of

FOUR HUNDRED EIGHTY THOUSAND AND 00/100THS DOLLARS

in accordance with subsection 2B.02 of the Credit Agreement referred to below and to pay interest on the unpaid principal balance in accordance with subsection 2B.03 of the Credit Agreement referred to below.

This note is issued pursuant to a certain Agreement (the “Credit Agreement”) made as of                     , 2000 by and between the payee and the undersigned, which Credit Agreement contains provisions governing the acceleration of the Maturity of this note upon the happening of certain events, rights of the undersigned to prepay this note and other provisions to which this note is subject.

Borrower hereby authorizes any attorney at law at any time or times to appear in any state or federal court of record in the United States of America after the indebtedness represented by this note shall have become due, whether by lapse of time or by acceleration of Maturity, to waive the issuance and service of process, to present this note (together with any endorsement or endorsements thereon) to the court, to admit the Maturity thereof and the nonpayment thereof when due, to confess judgment against Borrower in favor of the holder of this note for the full amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment against Borrower be vacated for any reason, the holder of this note may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining additional judgment or judgments against Borrower.

Address: 662 Wolf Ledges Parkway Akron, Ohio 44311	WR ACQUISITION, INC.
Telecopy:	By:
Printed Name:
Title:

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

EXHIBIT C

REVOLVING NOTE

$1,500,000	Cleveland, Ohio	, 2000

FOR VALUE RECEIVED, the undersigned, WR ACQUISITION, INC., (Borrower), a                      corporation, promises to pay to the order of NATIONAL CITY BANK, at the payee’s main office in Cleveland, Ohio, the principal sum of

ONE MILLION FIVE HUNDRED THOUSAND DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side), together with interest computed thereon in accordance with the Credit Agreement referred to below, which principal and interest is payable in accordance with the provisions in the Credit Agreement.

This note is issued pursuant to a certain Agreement (the “Credit Agreement”) made as of                     , 2000 by and between the payee and Borrower. The Credit Agreement contains definitions applicable to this note, provisions governing the making of loans, the acceleration of the maturity thereof, rights of prepayment and other provisions applicable to this note. Each endorsement, if any, on the reverse side of this note (or any allonge thereto) shall be prima facie evidence of the data so endorsed.

Borrower hereby authorizes any attorney at law at any time or times to appear in any state or federal court of record in the United States of America after the indebtedness represented by this note shall have become due, whether by lapse of time or by acceleration of maturity, to waive the issuance and service of process, to present this note (together with any endorsement or endorsements thereon) to the court, to admit the maturity thereof and the nonpayment thereof when due, to confess judgment against Borrower in favor of the holder of this note for the full amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment against Borrower be vacated for any reason, the holder of this note may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining additional judgment or judgments against Borrower.

Address: 662 Wolf Ledges Parkway Akron, Ohio 44311	WR ACQUISITION, INC.
Telecopy	By:
Printed Name:
Title:

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

EXHIBIT D

EXTENSION AGREEMENT

This extension agreement made as of                     , 2000 by and between WR ACQUISITION, INC. (Borrower) and National City Bank (Bank):

Whereas, the parties have executed and delivered a certain credit agreement dated                     , 2000 which provides for, among other things, a Revolving Commitment aggregating $1,500,000 and available to Borrower, upon certain terms and conditions until                     , 2000 (the Expiration Date now in effect) subject to any earlier reduction or termination pursuant to the credit agreement.

In consideration of the premises above and agreements below and for other valuable consideration, the parties agree that subsection 2C.02 of the credit agreement (captioned “TERM”) is hereby amended by deleting the date                     , 2000 and by substituting therefor the date “                    , 2000”, which latter date shall be the Expiration Date hereafter in effect.

In all other respects the credit agreement shall remain in full effect.

WR ACQUISITION, INC.

By

NATIONAL CITY BANK

By

EXHIBIT E